Exhibit 99.2

AUDITED FINANCIAL STATEMENTS

OBERON ASSOCIATES, INC.

JUNE 30, 2008 AND 2007 WITH

REPORT OF INDEPENDENT ACCOUNTANTS

REPORT OF INDEPENDENT ACCOUNTANTS

September 10, 2008

To the Stockholders and Board of Directors of

Oberon Associates, Inc.:

In our opinion, the accompanying balance sheets and the related statements of income, of stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of Oberon Associates, Inc. at June 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

OBERON ASSOCIATES, INC.

BALANCE SHEETS

JUNE 30, 2008 AND 2007

	2008	2007

ASSETS

Current assets

Cash and cash equivalents	$0	$0
Accounts receivable	20,303,723	11,380,846
Unbilled receivables	3,488,837	549,495
Prepaid expenses and other current assets	554,923	248,444
Deferred income taxes	120,000	216,000

Total current assets	24,467,483	12,394,785

Property and equipment, net	1,404,800	753,923
Deposits	94,253	47,028

Total assets	$25,966,536	$13,195,736

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Bank overdraft	$309,306	$342,750
Accounts payable and accrued expenses	2,173,126	587,354
Accrued payroll and related liabilities	6,726,349	4,060,490
Income taxes payable	558,000	553,000
Notes payable	6,454,448	2,470,524

Total current liabilities	16,221,229	8,014,118

Notes payable	141,765	21,875
Deferred income taxes	82,000	135,000

Total liabilities	16,444,994	8,170,993

Stockholders’ equity

Common stock - $0.02 par value, 100,000 shares authorized, 69,964 and 69,849 shares issued and outstanding, respectively	1,399	1,397
Additional paid-in capital	431,384	398,930
Retained earnings	9,088,759	4,624,416

Total stockholders’ equity	9,521,542	5,024,743

Commitments

Total liabilities and stockholders’ equity	$25,966,536	$13,195,736

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF INCOME

YEARS ENDED JUNE 30, 2008 AND 2007

	2008	2007

Revenue	$79,389,904	$48,392,328

Costs and expenses

Direct labor	32,125,747	19,787,339
Other direct costs	14,659,371	7,197,762
Indirect costs	20,039,702	13,964,166
Interest and other unallowable expenses	626,863	283,023

Total expenses	67,451,683	41,232,290

Income before provision for income taxes	11,938,221	7,160,038

Provision for income taxes	(4,465,000)	(2,830,000)

Net income	$7,473,221	$4,330,038

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED JUNE 30, 2008 AND 2007

			Additional	Note		Total
	Common Stock		Paid-in	Receivable -	Retained	Stockholders’
	Shares	Amount	Capital	Stockholder	Earnings	Equity

Balance at June 30, 2006	69,690	$1,394	$277,536	$(74,858)	$2,756,383	$2,960,455

Dividends on common stock, $4.00 per share	0	0	0	0	(278,760)	(278,760)

Dividends on common stock, $30.00 per share	0	0	0	0	(2,095,470)	(2,095,470)

Repayments under note receivable - stockholder	0	0	0	74,858	0	74,858

Exercise of stock options	479	9	127,398	0	0	127,407

Repurchase of common stock	(320)	(6)	(6,004)	0	(87,775)	(93,785)

Net income	0	0	0	0	4,330,038	4,330,038

Balance at June 30, 2007	69,849	1,397	398,930	0	4,624,416	5,024,743

Dividends on common stock, $43.00 per share	0	0	0	0	(3,008,538)	(3,008,538)

Exercise of stock options	117	2	33,040	0	0	33,042

Repurchase of common stock	(2)	0	(586)	0	(340)	(926)

Net income	0	0	0	0	7,473,221	7,473,221

Balance at June 30, 2008	69,964	$1,399	$431,384	$0	$9,088,759	$9,521,542

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2008 AND 2007

	2008	2007

Cash flows from operating activities:

Net income	$7,473,221	$4,330,038
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	323,618	182,761
Loss on disposal of property and equipment	0	4,200
Deferred income taxes	43,000	73,000
(Increase) decrease in:
Accounts receivable	(8,922,877)	(4,701,908)
Unbilled receivables	(2,939,342)	(315,743)
Prepaid expenses and other current assets	(306,479)	48,010
Increase in:
Accounts payable and accrued expenses	1,585,772	38,791
Accrued payroll and related liabilities	2,665,859	1,309,934
Income taxes payable	5,000	294,000

Total adjustments	(7,545,449)	(3,066,955)

Net cash (used in) provided by operating activities	(72,228)	1,263,083

Cash flows from investing activities:

Purchases of property and equipment	(663,837)	(298,285)
Increase in deposits	(47,225)	(200)
Principal repayments under note receivable - stockholder	0	74,858

Net cash used in investing activities	(711,062)	(223,627)

Cash flows from financing activities:

(Decrease) increase in bank overdraft	(33,444)	126,242
Borrowings under notes payable	3,969,034	1,174,910
Repayments under notes payable	(175,878)	0
Proceeds from exercise of stock options	33,042	127,407
Repurchase of common stock	(926)	(93,785)
Payment of dividends	(3,008,538)	(2,374,230)

Net cash provided by (used in) financing activities	783,290	(1,039,456)

Net change in cash and cash equivalents	0	0

Cash and cash equivalents at the beginning of the year	0	0

Cash and cash equivalents at the end of the year	$0	$0

Supplemental disclosure of non-cash investing and financing activities:

Property and equipment additions financed under note payable	$310,658	$0

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Oberon Associates, Inc. (the Company) was incorporated in the Commonwealth of Virginia in 2002.  The Company, which is privately held, provides systems development and integration, application development, knowledge management and other information technology related services to agencies of the federal government and the private sector.

On July 15, 2008, 100% of the Company’s stock was acquired by Stanley, Inc. (see Note 11).

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

A substantial portion of the Company’s contract revenue results from contracts and subcontracts with agencies of the federal government.  Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.  Revenue on fixed-price contracts is recognized using the percentage-of-completion method based on costs incurred to date compared to estimated total costs.  Revenue from cost-plus-fixed-fee contacts is recognized on the basis of reimbursable contract costs incurred during the period plus a percentage of the fee earned.  Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Losses on contracts are provided for in the period they are first determined.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts which are expected to be realized upon final settlement.

Cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years.  Amortization of leasehold improvements is computed on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes are recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This interpretation is effective as of the beginning of the first fiscal year beginning after December 15, 2007.  The Company has not determined whether the adoption of this interpretation will have a material effect on its financial position, results of operations or cash flows.

Stock-based compensation

Effective July 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values.  SFAS No. 123R requires companies to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model.  The value of awards that are ultimately expected to vest is recognized as expense over the requisite service period.  The Company uses the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards under SFAS No. 123R.

Fair value of financial instruments

The fair value of the Company’s cash and cash equivalents, accounts receivable, unbilled receivables, accounts payable and accrued expenses, and accrued payroll and related liabilities approximate their carrying amounts due to the relatively short maturity of these items.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  SFAS No. 157 applies to reporting periods beginning after November 15, 2007.  The Company has not determined the effect, if any, that the provisions of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option of Financial Assets and Financial Liabilities, which will give the Company the irrevocable option to carry many financial assets and liabilities at fair value, with changes in fair value recognized in earnings.  SFAS No. 159 applies to reporting periods beginning after November 15, 2007.  The Company has not determined the effect, if any, that the provisions of SFAS No. 159 will have on its financial statements.

Reclassifications

Certain amounts presented in the 2007 financial statements have been reclassified to conform to the 2008 presentation.  Such reclassifications have no effect on the previously recorded net income.

NOTE 2 - UNBILLED RECEIVABLES

Unbilled receivables consist of the following at June 30:

	2008	2007

Amounts currently billable	$3,423,698	$191,273
Amounts billable upon receipt of funding	65,139	278,047
Amounts billable upon the completion of milestones	0	80,175

	$3,488,837	$549,495

NOTE 3 - NOTE RECEIVABLE - STOCKHOLDER

During the year ended June 30, 2005, the Company issued common stock to an employee in exchange for a note receivable for $91,880.  Under the terms of the agreement, the employee was required to make monthly payments of principal and accrued interest.  The note bore interest at 4.5% per annum and was due in May 2012.  The balance of this note receivable plus accrued interest was repaid during the year ended June 30, 2007.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30:

	2008	2007

Computer software	$666,011	$218,903
Leasehold improvements	435,086	209,055
Computer equipment	434,231	343,296
Furniture and fixtures	217,099	91,024
Office equipment	208,859	124,513
Vehicles	128,378	128,378

	2,089,664	1,115,169
Less: accumulated depreciation and amortization	(684,864)	(361,246)

	$1,404,800	$753,923

Depreciation and amortization expense on property and equipment totaled $323,618 and $182,761 for the years ended June 30, 2008 and 2007, respectively.

NOTE 5 - NOTES PAYABLE

Notes payable consists of the following at June 30:

	2008	2007

Bank line-of-credit, under which the Company may borrow up to the lesser of $15,000,000 or a percentage of eligible accounts receivable and unbilled receivables, as defined. Interest accrues on borrowings at LIBOR plus 2.10% (4.88% as of June 30, 2008). The line-of-credit is secured by substantially all of the Company’s assets and is guaranteed by the Company’s two principal stockholders. On July 15, 2008, concurrent with the acquisition of the Company (see Note 11), the line-of-credit was fully repaid and terminated.	$6,352,062	$2,383,028

Note payable with a financial institution, which is secured by the Company’s rights to certain software licenses. Monthly payments of $9,046, including principal and interest, at a rate of 3.08%, are due through December 2010.	244,151	0

Term note payable with a bank, which is secured by substantially all of the Company’s assets and is guaranteed by the Company’s two principal stockholders. Monthly principal installments of $7,292 plus interest at the bank’s prime rate were required. Term note was repaid during the year ended June 30, 2008.	0	109,371

Total notes payable	6,596,213	2,492,399

Less: current portion	(6,454,448)	(2,470,524)

Noncurrent portion	$141,765	$21,875

The scheduled repayment of the noncurrent portion of the note payable balance is as follows as of June 30, 2008:

Years ending June 30,

2010	$105,626
2011	36,139

$141,765

As part of the line-of-credit discussed above, the Company is required to maintain certain financial covenants.  At June 30, 2008, the Company was in compliance with these covenants.

Interest expense on these notes payable, which approximated interest paid, aggregated $280,888 and $91,926 for the years ended June 30, 2008 and 2007, respectively.

NOTE 6 - INCOME TAXES

The provision for income taxes consists of the following for the years ended June 30:

	2008	2007

Current income taxes
Federal	$3,697,000	$2,305,000
State	725,000	452,000

Deferred income tax expense
Federal	35,000	61,000
State	8,000	12,000

	$4,465,000	$2,830,000

Deferred taxes result from differences between financial statement and tax reporting of income and deductions. Temporary differences giving rise to deferred tax assets consist primarily of prepaid expenses and payroll-related accruals not yet recognized for tax purposes.  Temporary differences giving rise to deferred tax liabilities consist primarily of depreciation and amortization expense.

The Company paid $4,415,973 and $2,468,850 in income taxes during the years ended June 30, 2008 and 2007, respectively.

NOTE 7 - STOCKHOLDERS’ EQUITY

Stock options

Under the terms of the stock option plan, the total shares available to be granted to certain officers and employees during any fiscal year may not exceed 10% of the outstanding shares of the Company’s outstanding stock at the beginning of that fiscal year.  Options granted by the Company have an exercise price equal to the fair market value of the Company’s stock on the grant date and vest immediately.

For the year ended June 30, 2007, the fair value of each option award is estimated on the date of grant using the Black-Scholes Option Pricing Model and the weighted average assumptions noted in the following table:

Expected volatility	11.0%
Expected annual dividend rate	10.24%
Expected terms (in years)	1
Risk-free interest rate	4.91%

There were no stock options granted during the year ended June 30, 2008.

Pursuant to SFAS No. 123R, the expected volatility of the options granted was estimated using the historical volatility of the software and computer services industry (the primary industry in which the Company operates) as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market.  The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following is a summary of the stock option activity for the year ended June 30, 2008:

		Weighted	Weighted
	Number	Average	Average
	of	Exercise	Contractual
	Shares	Price	Term (Years)

Outstanding at beginning of year	264	$288.35
Granted	0	N/A
Exercised	(117)	$282.41
Cancelled	0	N/A

Outstanding at end of year	147	$293.08	4

Options exercisable at year-end	147	$293.08	4

The Company charged no compensation expense to operations related to the granting of stock options for the year ended June 30, 2008, as the amount was not considered to be material, and no compensation cost remains to be recognized in future years.  There was no intrinsic value for the options exercised during the year ended June 30, 2008.  The total fair value of shares under stock options granted that vested during year ended June 30, 2007 was $4,330.  There were no shares under stock options that vested during the year ended June 30, 2008.  As of June 30, 2008, there were 6,721 options available for grant.

The stock option plan was terminated effective July 15, 2008 concurrent with the acquisition of the Company (See Note 11).  As a result, all outstanding options were cancelled and all option holders were paid an amount equal to the number of shares under vested stock options multiplied by the difference between the acquisition price per share less the exercise price per share.

NOTE 8 - EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution 401(k) profit sharing plan (the Plan) for all eligible employees.  Eligible employees may contribute to the Plan up to the maximum amount permitted by law.  The Company may elect to make matching contributions equal to a portion of each participant’s contribution as determined by management.  Matching contributions, along with all employee deferrals, vest to the employees immediately.  Additional profit sharing contributions to the Plan may be made at the discretion of management and vest over a five-year period, beginning with the second year of participation.  The Company recorded contributions to the Plan of $999,212 and $647,829 for the years ended June 30, 2008 and 2007, respectively.

In connection with the acquisition of the Company (see Note 11), the Board of Directors voted to terminate the Plan effective July 14, 2008.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMER

The Company is subject to credit risk concentrations principally from cash and cash equivalents, accounts receivable, and unbilled receivables.  The Company’s management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions.  Accounts receivable and unbilled receivables are due from agencies of the federal government and large commercial organizations, through subcontracts with agencies of the federal government, located in the United States.  Accounts receivable are generally due within 30 days and no collateral is required.  Management routinely evaluates the collectibility of accounts receivable and, if required, maintains an allowance for doubtful accounts.  To date, losses from uncollectible accounts receivable have been within management’s expectations.

At June 30, 2008, one customer accounted for approximately $11,350,000, or 56%, of the Company’s accounts receivable and approximately $38,723,000, or 49%, of the Company’s revenue for the year ended June 30, 2008.  At June 30, 2007, one customer accounted for approximately $4,733,000 or 42% of the Company’s accounts receivable and approximately $22,176,000, or 45%, of the Company’s revenue for the year ended June 30, 2007.

NOTE 10 - COMMITMENTS

The Company leases office space and equipment under the terms of noncancelable operating leases, which expire on various dates through August 2013.  These lease agreements for office space generally include rent escalations of 3% per year.  The following is a schedule of the future minimum lease payments required under noncancelable operating leases that have initial or remaining terms in excess of one year as of June 30, 2008:

Years ending June 30,

2009	$1,019,000
2010	985,000
2011	719,000
2012	279,000
2013	203,000
Thereafter	15,000

$3,220,000

Rent expense aggregated $798,247 and $574,083 for the years ended June 30, 2008 and 2007, respectively.

NOTE 11 - ACQUISITION OF COMPANY

Effective July 15, 2008, under the terms of an agreement and plan of merger (the Agreement), 100% of the Company’s outstanding common stock was acquired by Stanley, Inc. (Stanley).  Upon consummation of the acquisition, the Company became a wholly-owned subsidiary of Stanley.  The purchase price consists of a base consideration amount, a closing working capital adjustment, and other conditions, as defined in the Agreement.